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                                                                 EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

     Agreement, dated 10 August, 1992, by and between Avigen, Inc., a Delaware Corporation having a place of business at 375 Park Avenue, Suite 1501, New York, New York 10152 (the "Corporation"), and John Monahan, an individual residing 19 Tarabrook Drive, Orinda, California 95463 ("CEO").

                              W I T N E S S E T H:

     WHEREAS, the Corporation desires to employ the CEO as President and Chief Executive Officer and the CEO desires to be employed by the Corporation as President and Chief Executive Officer pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.   EMPLOYMENT; DUTIES

     (a) The Corporation engages and employs the CEO, and the CEO hereby accepts engagement and employment, as President and Chief Executive Officer of the Corporation, and to supervise and have responsibility for the daily operations of the Corporation, including, but not limited to: (i) directing and supervising the business and research and development efforts of the Corporation; (ii) managing the other executives and personnel of the Corporation; (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's customers and suppliers, and to perform such other services and duties as are normally incident to such positions and are commensurate with CEO's background, education and professional standing, all as the Board of Directors of the Corporation shall determine.

     (b) The CEO shall perform his duties hereunder from the Corporation's executive offices in the San Francisco/Oakland area in California, provided, however, that the CEO acknowledges and agrees that the performance by the CEO of his duties hereunder may require significant domestic and international travel by the CEO.

     (c) The CEO shall devote such of his time and efforts as shall be reasonably necessary to the proper discharge of his duties and responsibilities under this Agreement. The CEO may engage in other business ventures and activities, provided that (a) such other ventures and activities will not unreasonably interfere with the performance of his duties and responsibilities hereunder, (b) such other ventures and activities will not result in violation of the provisions of Section 5 or 6 hereof.

2.   TERM

     The CEO's employment hereunder shall be for an initial term of two years commencing on 1st July, 1992 and continuing through the
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second anniversary of such date, unless sooner terminated as hereinafter provided. The CEO's employment shall thereafter be automatically renewed for successive one-year periods; provided, however, that the Corporation or the CEO may cause this Agreement to not be renewed at the end of any period upon 30 days prior written notice to the other party.

3.   COMPENSATION

     (a) As compensation for the performance of his duties on behalf of the Corporation, the CEO shall be compensated as follows:

         The Corporation shall pay the CEO a base salary ("Base Salary") at the rate of $150,000 per annum for the first two years of this Agreement and such equal or greater amount in each subsequent year of the term hereof as may be determined by the Board of Directors, payable in equal installments on a semi-monthly basis in arrears. At any time or from time to time during the CEO's employment, the Board of Directors may (but shall not be required to) grant a bonus to CEO or increase CEO's Base Salary in light of the Corporation's performance, the cost of living, salaries paid to comparable executives by companies in comparable circumstances and any other factors that the Board may in its sole discretion deem relevant.

The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the CEO pursuant to section 3(a) hereof.

     (b) The Corporation shall reimburse the CEO for all normal, usual and necessary expenses incurred by the CEO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the CEO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

     (c) The CEO shall accrue paid vacation at the rate of twenty (20) business days per annum.

     (d) The Corporation shall make available to the CEO and his spouse and dependents, at the Corporation's expense, benefits of the type generally available to the Chief Executive Officers of similar companies, including but not limited to, medical, dental and disability insurance and, in the case of the CEO, life insurance in a face amount equal to double the amount of the CEO's Base Salary.

     (e) In addition, in exchange for the CEO's agreement to perform the duties outlined herein, the Corporation shall enter
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into a Stock Purchase Agreement with the CEO, effective as of the date hereof, in the form attached hereto as Exhibit A.

4.   REPRESENTATIONS AND WARRANTIES BY THE CEO AND CORPORATION

     The CEO hereby represents and warrants to the Corporation as follows:

     (a) Neither the execution and delivery of this Agreement nor the performance by the CEO of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CEO is a party or by which he is bound.

     (b) The CEO has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and her obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CEO enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the CEO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

     (c) The CEO understands that some or all of the stock received by the CEO pursuant to section 3(a) hereof will not be registered under the Securities Act of 1933 (the "1933 Act"), and acknowledges that he will be obligated to agree, as a condition the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

The Corporation hereby represents and warrants to the CEO as follows:

     (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

     (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations under.

     (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.
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     (d) The Corporation does not now contemplate and will not in the future require the performance by the CEO of acts that would conflict with his obligations to any former employer or under applicable law. Specifically, the Corporation acknowledges that the CEO's duties will not include the solicitation of employees or customers of any former employer, disclosure to the Company of any trade secrets of a former employer, or the use by the CEO in the course of his employment of any documents provided to the CEO by a former employer or inventions developed by the CEO during any former employment.

5.   NON-COMPETITION

     (a) The CEO understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the CEO pursuant to 7(a)(iii) below, during the Non-Compete Period described below, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity "Person"), enter into or engage in any business involved in the use of Adeno-associated virus for gene transfer or otherwise lying technology in related fields of a type developed by the Corporation during the CEO's employment, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that the Corporation is, at the date of termination, conducting its business; provided, however, that nothing herein will preclude the CEO from holding ten percent (10%) or less of the stock of any publicly traded company.

     (b) During the Non-Compete Period, the CEO shall not interfere with or disrupt or attempt to disrupt the Corporation's business relationship with any of its customers, or affirmatively suggest or propose that any of the employees of the Corporation leave such employment.

     (c) For purposes of this Agreement, the Non-Compete Period shall begin on the date of the CEO's termination and shall terminate (a) in the case of a termination by the Corporation without "just cause," or by the CEO with "just cause," twelve (12) calendar months following such termination, provided the CEO continues to receive his severance compensation during the Severance Period, or
(b) in the case of termination by the Corporation with "just cause" or by the CEO without "just cause," eighteen (18) calendar months following such termination.

     (d) In the event that the CEO breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the CEO shall not urge as a defense that there is an adequate remedy at law nor shall the
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Corporation be prevented from seeking any other remedies which may be available.

6.   CONFIDENTIAL INFORMATION

     The CEO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The CEO agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CEO's duties to the Corporation. The CEO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment. The foregoing notwithstanding, the parties acknowledge and agree that the confidential and proprietary information of the Corporation and/or its clients shall not include (a) information already in the public domain or hereafter disclosed to the public; (b) general knowledge about the gene therapy field obtained through the CEO's academic and professional experience, including but not limited to knowledge of (i) the business of other companies in the field, (ii) general business methods and structures useful in operating gene therapy companies, (iii) the status of patents and other technology in the field other than those of the Company; (c) specific ideas and projections of the gene therapy field's evolution; or (d) any inventions, discoveries, improvements, ideas, writings, computer programs, or other work product of the CEO made or developed by the CEO before his employment by the Corporation, including but not limited to those listed on Exhibit B hereto.

     Except with prior written authorization by the Corporation, the CEO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

7.   TERMINATION

     (a) This CEO's employment hereunder shall begin on 1st July, 1992 and shall continue for the period set forth in Section 2 hereof, unless sooner terminated upon the first to occur of the following events:

         (i) The death of the CEO or the disability of the CEO, as defined below;

         (ii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the CEO shall constitute just cause:
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              (A) Material breach by the CEO of Section 5 or Section 6 of this
                  Agreement;

              (B) Material breach by the CEO of any provision of this Agreement other than Section 5 or Section 6 which is not cured by the CEO within fifteen (15) days following written notice thereof from the Corporation; or

              (C) Any action by the CEO to intentionally harm the Corporation.

        (iii) Termination by the CEO for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

              (A) Material breach by the Corporation of any provision of this
                  Agreement which is not cured by the Corporation within fifteen
                  (15) days following written notice thereof from the CEO; or

              (B) Any action by the Corporation to intentionally harm the CEO.

              (C) Any decision by the Corporation to relocate the operating or management facilities of the Corporation other than within the San Francisco/East Bay area.

              (D) Any decision by the Corporation to diminish the CEO's
                  responsibilities or authority, which results in the CEO's no longer being the highest ranked employee of the Corporation, with the exception of the Corporation's hiring a substitute Chief Executive Officer where the Board of Directors of the Corporation has determined in good faith, after having offered the CEO the opportunity to reasonably object in person before the Board, that the CEO in unable to perform the normal duties and functions of a Chief Executive Officer.

     (b) Upon termination pursuant to subparagraph (i) or (ii) of paragraph (a) above, the CEO or his estate in the event of termination as a result of the death of the CEO, shall be entitled to receive the Base Salary and any bonus or vacation accrued but unpaid as of the date of termination, and any other compensation or benefits required under applicable law .

     (c) Upon termination by the Corporation for any reason other than the reasons set forth in subparagraph (i) or (ii) of paragraph (a) above or an election by the Corporation not to renew this agreement, or upon termination by the CEO for any reason set forth in subparagraph (iii) of paragraph (a) above, then the Corporation
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shall continue to pay the CEO, as the CEO's sole damages for such termination, all compensation provided for in paragraph (b) above and, in addition, the Base Salary and a pro-rata portion of any bonus that would have accrued had the CEO been employed by the Corporation during the Severance Period, as defined below. In addition, the CEO shall be entitled to all health and other benefits described in paragraph 3(d) above until the earlier of (i) the end of the Severance Period or (ii) the date on which the CEO became entitled to health and other benefits provided by a new employer or contractor at such new employer or contractor's expense.

     (d) For purposes of this Agreement, the Severance Period shall be the longer of (i) twelve (12) calendar months following the date of termination or
(ii) the period from the date of termination or (ii) the period from the date of termination to the end of the initial employment term identified in paragraph 2 above. The foregoing notwithstanding, the Severance Period shall terminate immediately upon the commencement of the CEO's entering into or engaging in a business in the field of gene therapy.

     (e) The CEO shall have no duty to mitigate the Corporation's obligations hereunder by seeking any other employment or consulting arrangements during the Severance Period. If during the Severance Period the CEO becomes entitled to health and other benefits provided by a new employer or contractor at such new employer or contractor's expense, the CEO agrees to inform the Corporation promptly of such entitlement and to cooperate with the Corporation in terminating the CEO's coverage under the corporation's benefit plans.

     (f) For purposes of this Agreement, the "disability" of the CEO shall be deemed to have occurred if, as a result of any injury, sickness or physical condition, the CEO is unable to perform his duties hereunder (excluding any accrued vacation).

8.   NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, or one (1) day after being sent by telecopier (with mechanical telecopier confirmation of receipt), to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

9.   SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full
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force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.  ENTIRE AGREEMENT: MODIFICATION

     This Agreement contains the entire agreement of the parties. relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11.  BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CEO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CEO's obligations hereunder may not be transferred or assigned by the CEO.

12.  NON-WAIVER

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.  GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without regard to principles of conflict of laws.

14.  HEADINGS

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

15.  ATTORNEYS' FEES, COSTS

     In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

16.  REVIEW OF EMPLOYMENT AGREEMENT

     The Corporation agrees to pay all reasonable attorneys' fees and costs related to the review of this Employment Agreement and
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related documents by the CEO's counsel, up to a maximum of $6,000 within 60 days following the CEO's presentation to the Corporation of his counsel's expense.

17.  INDEMNIFICATION AGREEMENT

     As additional consideration for the CEO's agreement to perform the duties outlined herein, the Corporation shall enter into an Indemnification Agreement with the CEO, effective as of the date hereof, in the form attached hereto as Exhibit C.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  Avigen, Inc.


                                                  By: /s/ Lindsey A. Rosenwald
                                                      --------------------------

                                                  Title:
                                                        ------------------------

                                                  John Monahan

                                                      /s/ John Monahan
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